UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

Elastic N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	001-38675	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 West El Camino Real, Suite 350
Mountain View, California 94040

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 458-2620

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)  On January 10, 2020, Elastic N.V. (“Elastic” or the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary Meeting”) to appoint Alison Gleeson as a non-executive director for a term that will expire at the end of the 2023 annual general meeting of shareholders.

As of the close of business on December 13, 2019, the record date for the Extraordinary Meeting (the “Record Date”), there were 80,867,789 ordinary shares of Elastic issued and outstanding and entitled to vote at the Extraordinary Meeting. As of the Record Date, there were no preferred shares of Elastic issued and outstanding. At least one-third of the issued Elastic shares were present or represented at the Extraordinary Meeting with respect to the proposal below, constituting a quorum for purposes of the proposal.

(b) The certified results of the matter voted on at the Extraordinary Meeting are set forth below.

Proposal No. 1 - Appointment of Alison Gleeson as a non-executive director for a term expiring at the end of the 2023 annual general meeting of shareholders:

Nominee	For	Against	Abstain	Broker Non-Votes
Alison Gleeson	64,559,067	16,858	87,322	0

Consistent with Dutch law and Elastic’s Articles of Association, Alison Gleeson was appointed by the general meeting.

Item 8.01.	Other Events.

On January 10, 2020 the Company issued a press release announcing the results of the shareholder vote at the Extraordinary Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated January 10, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2020
ELASTIC N.V.

	By:	/s/ Janesh Moorjani
	Name:	Janesh Moorjani
	Title:	Chief Financial Officer